UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2006

Commission File Number: 0-25662

ANADIGICS, Inc.
(Exact name of registrant as specified in its charter)
Delaware	22-2582106
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

141 Mt. Bethel Road, Warren, NJ 07059	07059
(Address of prinicipal executive offices)	(Zip Code)

908-668-5000
(Registrants telephone number, including area code)

Item 2.02 Results of Operations and Financial Condition

On April 24, 2006, ANADIGICS, Inc. (“ANADIGICS”) is issuing a press release and holding a conference call announcing its financial results for the quarter ended April 1, 2006. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K. The information in this Form 8-K and the Exhibit attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Use of Non-GAAP Financial Measures

The attached press release includes financial measures that are not in accordance with GAAP, consisting of non-GAAP, or pro forma, net loss and non-GAAP, or pro forma, loss per share. Management uses non-GAAP net loss and non-GAAP loss per share to evaluate the company's operating and financial performance in light of business objectives and for planning purposes. ANADIGICS believes that these measures are useful to investors because they enhance investors' ability to review the company's business from the same perspective as the company's management and facilitate comparisons of this period's results with prior periods. These non-GAAP measures exclude charges related to equity-based compensation. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. The presentation of this additional information should not be considered a substitute for net loss or loss per share prepared in accordance with GAAP.

Pursuant to the requirements of Regulation G, ANADIGICS has included a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

99.1 Press Release issued by ANADIGICS, Inc., dated April 24, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANADIGICS, INC.

Date: April 24, 2006

By: /s/ Thomas C. Shields

Name: Thomas C. Shields
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by ANADIGICS, Inc., dated April 24, 2006

ANADIGICS REPORTS RESULTS FOR FIRST QUARTER 2006
Net Sales of $35.7 million, up 64% from Year ago Quarter
Loss per share of $0.12 on GAAP basis and $0.08 on a Pro Forma basis

WARREN, NJ—April 24, 2006—ANADIGICS, Inc. (Nasdaq: ANAD), a leading supplier of wireless and broadband communications solutions, reported first quarter 2006 net sales of $35.7 million, an increase of 7.2% compared with net sales of $33.3 million in the prior quarter, and an increase of 63.8% compared to net sales of $21.8 million in the year ago quarter.

Net loss calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”) for the quarter was $4.6 million, or $0.12 per share, compared with a GAAP net loss of $3.9 million, or $0.11 per share, in the prior quarter, and a GAAP net loss of $11.5 million, or $0.34 per share, in the year ago quarter. Pro forma net loss for the quarter, excluding non-cash stock compensation expense, was $3.2 million or $0.08 per share.

As of April 1, 2006, cash and short and long-term marketable securities totaled $134.5 million compared with $86.4 million as of December 31, 2005. The net increase of $48.1 million reflects net proceeds of $53.2 million from the underwritten public offering of 10,446,200 common shares during the first quarter of 2006, less $5.2 million of cash used to fund working capital and capital expenditures.

“We increased our net sales 64% compared to the year ago quarter and 7% sequentially, despite typical seasonality in the sector. Our growth was driven by strong demand for our GSM/EDGE/WCDMA PAs, WLAN and Tuner ICs,” said Dr. Bami Bastani, President and Chief Executive Officer of ANADIGICS. “Our market share expansion and increased content in these key growth markets represent a powerful combination which we expect will allow us to continue our positive revenue and gross margin trajectory in 2006.”

This press release includes financial measures that are not in accordance with GAAP, consisting of non-GAAP, or pro forma, net loss and non-GAAP, or pro forma, loss per share. Management uses non-GAAP net loss and non-GAAP loss per share to evaluate the company's operating and financial performance in light of business objectives and for planning purposes. ANADIGICS believes that these measures are useful to investors because they enhance investors' ability to review the company's business from the same perspective as the company's management and facilitate comparisons of this period's results with prior periods. These non-GAAP measures exclude charges related to equity-based compensation. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. The presentation of this additional information should not be considered a substitute for net loss or loss per share prepared in accordance with GAAP. Reconciliations of reported net loss and reported loss per share to non-GAAP net loss and non-GAAP loss per share, respectively, are included at the end of this press release.

Outlook for the Second Quarter 2006

We expect net sales for the second quarter of 2006 to approximate $39.3 million, up 10% sequentially and up 64% over the year ago quarter. Loss per share for the second quarter of 2006 is expected to be $0.07 on a GAAP basis and $0.03 on a pro forma basis.

RECENT HIGHLIGHTS

March 29, 2006: ANADIGICS Completes Public Offering of Common Stock
February 16, 2006: ANADIGICS Introduces High Performance Power Amplifier for WiBro Applications
February 15, 2006: ANADIGICS' WCDMA (UMTS) & EDGE Power Amplifier Modules Adopted for Advanced Reference Design by QUALCOMM
February 14, 2006: ANADIGICS Announces World's First Penta-Band, Multi-Mode 3G (GPRS/EDGE/HSDPA) Power Amplifier
February 13, 2006: ANADIGICS Introduces World's Most Efficient WCDMA Power Amplifiers
February 7, 2006: ANADIGICS to Showcase New Cutting-Edge 3G Solutions at the 2006 3GSM World Congress

CONFERENCE CALL

ANADIGICS' senior management will conduct a conference call today at 8:30 AM Eastern time. A live audio Webcast will be available at www.anadigics.com. A recording of the call will be available approximately two hours after the end of the call on the ANADIGICS Web site or by dialing (800) 283-8183 (available until May 1).

ANADIGICS, Inc. (Nasdaq: ANAD) is a leading provider of radio frequency integrated circuits and radio frequency front end solutions in the rapidly growing wireless handset and broadband communications markets. The Company's products include power amplifiers, tuner integrated circuits, active splitters and other components, which can be sold individually or packaged as integrated RF modules.

Except for historical information contained herein, this press release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, order rescheduling or cancellation, changes in customers' forecasts of product demand, timely product and process development and protection of the associated intellectual property rights, individual product pricing pressure, variation in production yield, changes in estimated product lives, difficulties in obtaining components and assembly and test services needed for production of integrated circuits, change in economic conditions of the various markets the Company serves, as well as the other risks detailed from time to time in the Company's reports filed with the Securities and Exchange Commission, including the report on Form 10-K for the year ended December 31, 2005. Actual results could differ materially from the Company's forward-looking statements. These forward-looking statements can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", or words of similar import. Similarly, statements that describe the Company's future plans, objectives, estimates, or goals are forward-looking statements. Important factors that could cause actual results and developments to be materially different from those expressed or implied by such statements include those factors discussed herein.

ANADIGICS, INC.
Consolidated Statements of Operations
(Unaudited)
(Amounts in thousands, except per share amounts)

	Three months ended
	April 1, 2006	April 2, 2005

Net sales	$35,721	$21,773
Cost of sales	26,284	19,252
Gross profit	9,437	2,521
Research and development expenses	8,159	7,862
Selling and administrative expenses	5,493	5,552
Restructuring and other charges	-	(120)
Operating loss	(4,215)	(10,773)
Interest income	866	577
Interest expense	(1,288)	(1,249)
Other expense	-	(6)
Net loss	$(4,637)	$(11,451)

Basic and diluted net loss per share	$(0.12)	$(0.34)

Weighted average common and
dilutive securities outstanding	38,376	33,579

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

GAAP net loss	$(4,637)	$(11,451)
Less Stock compensation expense
Cost of sales	309	135
Research and development	571	282
Selling, general and administrative	569	230
Pro forma net loss	$(3,188)	$(10,804)

Pro forma basic and diluted net loss per share	$(0.08)	$(0.32)

ANADIGICS, INC.
Condensed Consolidated Balance Sheets
(Amounts in Thousands)

	April 1, 2006		December 31, 2005
Assets	(Unaudited	)

Current assets:
Cash and cash equivalents	$19,282		$11,891
Marketable securities	114,244		70,364
Accounts receivable	20,295		18,755
Inventory	18,428		16,009
Prepaid expenses and other current assets	4,687		2,188
Total current assets	176,936		119,207

Marketable securities	996		4,102

Plant and equipment, net	36,310		36,307

Goodwill and other intangibles, net of amortization	6,010		6,044
Other assets	1,831		2,613
	$222,083		$168,273

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$18,720		$15,519
Accrued liabilities	3,916		4,672
Accrued restructuring costs	27		40
Current portion of long-term debt	46,700		46,700
Capital lease obligations	296		269
Total current liabilities	69,659		67,200

Other long-term liabilities	3,218		3,175
Long-term debt	38,000		38,000
Long-term capital lease obligations	1,691		1,763

Stockholders’ equity	109,515		58,135
	$222,083		$168,273